UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Loan Agreement

On March 5, 2014, Omeros Corporation (“Omeros”), Oxford Finance LLC, as a lender and as collateral agent (“Oxford”), and MidCap Financial SBIC, LP, as a lender (“MidCap”, and together with Oxford in its capacity as a lender, the “Lenders”) entered into a Loan and Security Agreement (the “Loan Agreement”) pursuant to which the Lenders loaned to Omeros an aggregate principal amount of $32.0 million. Omeros used approximately $19.1 million of the loan proceeds to repay all of the amounts owed by the Company under its Loan and Security Agreement dated October 21, 2010, as amended with Oxford, Oxford Finance Funding Trust 2012-01 and Oxford Finance Funding I, LLC (the “Prior Agreement”). Upon the repayment of all amounts owed by the company under the Prior Agreement, all commitments under the Prior Agreement were terminated and all security interests granted by Omeros to the lenders under the Prior Agreement were released. Omeros intends to use the remaining proceeds for general corporate purposes and working capital.

Interest on the amounts borrowed under the Loan Agreement accrues at an annual fixed rate of 9.25%. Payments due under the Loan Agreement are interest only, payable monthly, in arrears, through March 1, 2015. Beginning April 1, 2015, 36 payments of principal and interest are payable monthly, in arrears under the Loan Agreement. All unpaid principal and accrued and unpaid interest are due and payable on March 1, 2018 (the “Maturity Date”).

In connection with the execution of the Loan Agreement, Omeros made a one-time up front facility fee payment to the Lenders of $160,000. In consideration for the Lenders agreeing to provide Omeros with a one-year period of interest-only payments, Omeros will be required to pay the Lenders a final payment fee equal to 7.00% of the original principal amount borrowed under the Loan Agreement (i.e., $2.2 million), less any portion of the fee previously paid in connection with a prepayment. Omeros may prepay all or a portion of the outstanding principal and accrued and unpaid interest under the Loan Agreement at any time upon prior notice to the Lenders and the payment of a fee equal to 1.00% of the prepaid principal amount, in addition to the pro rata portion of the final payment fee attributable to the prepaid principal amount. As security for its obligations under the Loan Agreement, Omeros granted Oxford, as collateral agent for the Lenders, a security interest in substantially all of its assets, excluding intellectual property.

The Loan Agreement contains no cash covenant. The Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Omeros’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock, in each case subject to customary exceptions for a credit facility of this size and type, and pledge its intellectual property.

The Loan Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, material adverse change default (as defined in the Loan Agreement), cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Agreement at a per annum rate equal to 5.00% above the otherwise applicable interest rate.

The foregoing description of the Loan Agreement is only a summary of its material terms and does not purport to be complete. A copy of the Loan Agreement and the forms of Secured Promissory Notes to Oxford and MidCap are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

DSM Supply Agreement

On March 6, 2014, Omeros Corporation (“Omeros”) and DSM Pharmaceuticals, Inc. (“DSM”) entered into a Pharmaceutical Manufacturing and Supply Agreement (the “Supply Agreement”) pursuant to which DSM has agreed to manufacture and supply, and Omeros has agreed to purchase, a minimum percentage of Omeros’ commercial requirements for its ophthalmologic product candidate Omidria in the United States during a term ending December 31, 2015.

The Supply Agreement obligates Omeros to provide to DSM a rolling, non-binding long-term forecast of Omeros’ estimated required quantities of Omidria. Commencing upon a first marketing approval of Omidria by the United States Food and Drug Administration, and thereafter, Omeros will submit monthly forecasts that will be used to calculate its firm commitment to purchase, and DSM’s commitment to supply, quantities of Omidria meeting the minimum commercial requirements percentage under the Supply Agreement. Except as described, Omeros has no minimum purchase commitments under the Supply Agreement.

The Supply Agreement may be terminated prior to the end of its term upon the occurrence of certain specified events, including any mandate from a regulatory authority prohibiting manufacture at DSM’s relevant facility in the absence of an agreement between the parties to transfer production to an alternate DSM facility. Upon termination of the Supply Agreement, Omeros will be required to purchase any quantities of Omidria that are the subject of outstanding purchase orders placed prior to termination of the Supply Agreement, except in certain circumstances. The Supply Agreement provides that upon termination, including upon expiration of the term, Omeros may request that DSM provide it or its designee with all reasonably requested assistance in order to transfer the manufacturing process to a new manufacturer, at Omeros’ sole discretion and cost.

The foregoing description of certain terms of the Supply Agreement is only a summary of its material terms and does not purport to be complete.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement between Omeros and Oxford Finance LLC, as collateral agent and as a lender, and MidCap Financial SBIC, LP, as a lender, dated March 5, 2014

10.2	Form of Secured Promissory Note issued by the registrant to Oxford Finance LLC dated March 5, 2014 (included in Exhibit 10.1)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.3	Form of Secured Promissory Note issued by the registrant to MidCap Financial SBIC, LP dated March 5, 2014 (included in Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, and Chairman of the Board of Directors

Date: March 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement between Omeros and Oxford Finance LLC, as collateral agent and as lender, and MidCap Financial SBIC, LP, as a lender, dated March 5, 2014

10.2	Form of Secured Promissory Note issued by the registrant to Oxford Finance LLC dated March 5, 2014 (included in Exhibit 10.1)

10.3	Form of Secured Promissory Note issued by the registrant to MidCap Financial SBIC, LP dated March 5, 2014 (included in Exhibit 10.1)